Exhibit 99.1

DANVERS BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:	July 24, 2008

Contacts:	Kevin T. Bottomley	L. Mark Panella
	President and CEO	Chief Financial Officer

Phone:	(978) 739-0263	(978) 739-0217
Email:	kevin.bottomley@danversbank.com	mark.panella@danversbank.com

Danvers Bancorp, Inc. Reports Results for the Three and Six Months Ended June 30, 2008

DANVERS, MASSACHUSETTS (July 24, 2008): Danvers Bancorp, Inc. (the “Company”) (NASDAQ: DNBK), the holding company for Danversbank (the “Bank”), today reported net income of $542,000 for the quarter ended June 30, 2008 compared to $1.4 million for the same quarter in 2007. Higher provision for loan losses, due to the growth of the loan portfolio and additional expense relating to the ongoing workout of a residential subdivision, offset measurable increases in net interest income and non-interest income for the second quarter. In particular, net interest income improved by $2.7 million or 29.2% for the comparable three-month period.

For the six months ended June 30, 2008, the Company recorded a net loss of $2.7 million compared to net income of $1.9 million for the same time period in 2007. The 2008 loss was primarily due to two extraordinary and non-recurring items; a $6.9 million pretax charge related to the establishment of the Danversbank Charitable Foundation (the ‘‘Foundation”) and a $3.7 million pretax charge related to the acceleration of the Company’s phantom stock plan that were taken during the first quarter of 2008. Both charges are directly related to the Company’s conversion from a mutual form of organization to a public stock holding company.

Second quarter financial results represent:

•                  20% annualized growth in gross loans

•                  9% annualized growth in total deposits

•                  Nonperforming assets were 0.71% of total assets at quarter-end

•                  Net interest margin improved to 3.38% from 3.01% in Q1 ‘08 and 3.08% in Q4 ‘07

•                  Net interest income increased 29.2% over the same period in 2007

•                  Non-interest income increased 17.5% over the same period in 2007

•                  Non-interest expense increased 20.4% over the same period in 2007

“Continued strong loan growth, a welcome improvement in our net interest margin and satisfactory asset quality were the key metrics for our operations during the second quarter,” stated Kevin T. Bottomley, President and CEO.

Earnings per share basic and diluted for the second quarter was $0.03. Earnings per share are not applicable for the six months ended June 30, 2008, as shares were not outstanding for the entire period.

2008 Earnings Summary

The Company’s net interest income reflected a significant increase of $2.7 million, or 29.2%, during the second quarter of 2008 compared with the same period in 2007. The increase was attributable to both an improvement in the Company’s operating margins and significant loan growth during the quarter. The Company’s net interest margin (“NIM”) was 3.38% for the quarter ended June 30, 2008, a 37 basis point increase when compared to the first quarter of 2008, and a 30 basis point increase when compared to the fourth quarter of 2007. During the second quarter of

2008, the Company’s net loans increased by $28.7 million. Non-interest income for the second quarter of 2008 totaled $1.6 million, an increase of $244,000, or 17.5%, compared to the second quarter of 2007. The increase resulted primarily from gains on the sale of securities totaling $141,000 and the increase of $105,000 in loan swap fee income.

For the six months ended June 30 2008, the Company’s net interest income increased by $4.8 million or 26.7% and non-interest income increased by $1.3 million or 48.4% compared to the same period in 2007. Included in the increase in non-interest income was $913,000 in securities gains. Securities were sold during the first six months of 2008 in order to reposition a segment of the investment portfolio. Service charges on deposits rose $71,000 or 5.8% compared to the same period in 2007. Commented Bottomley, “We expect our growth in commercial accounts and related services and continued increases in debit card income to offset reductions in ATM fees over time. Nonetheless, the Company continues to look to expand the depth and breadth of its non-interest income sources.”

Operating expenses increased by $1.8 million, or 20.4%, for the second quarter of 2008 as compared to the same period of 2007. The most significant factor contributing to this increase was an increase in other real estate owned expense of $892,000. The largest component of this expense was a $579,000 write-down of a residential subdivision being held in Other Real Estate Owned. “This charge was taken to position the Bank to be able to sell this subdivision on a wholesale basis in the future rather than on a per lot basis. We believe the absorption rates for properties with similar profiles in our market area dictate taking this approach,” said Bottomley.

Balance Sheet Summary

The Company’s total assets increased by $59.1 million, or 4.1%, from $1,448.3 million at December 31, 2007 to $1,507.4 million at June 30, 2008. Net loans have increased by $90.4 million, or 10.1% during the first six months of the year. During the same period, securities have decreased $42.8 million, or 10.5%. The shift between asset categories is a reflection of the credit opportunities that continue to present themselves to the Company. The overall increase in the Company’s assets was funded primarily with an increase in deposits and to a lesser extent a combination of short and long-term borrowing. Deposit balances increased by $45.1 million for the first six months of 2008. Total borrowing increased by $25.7 million for the same period.

The Company continued to experience significant growth in commercial and industrial (C&I) loan balances. For the second quarter of 2008, the Company had an increase in C&I loans of $28.6 million. Loan balances eclipsed the $1 billion threshold for the first time in the history of the franchise and while the Company’s second quarter growth rate was only half of what it was during the first quarter, the loan portfolio has increased more than $90 million for the first six months of the year.

“Loan growth during the second quarter, while not quite as rapid as the first three months of the year, remained robust. We believe that the same underlying conditions will continue to present us with excellent opportunities to expand our portfolio with strong and diversified credits,” noted Bottomley.

Despite the deterioration experienced in many sectors of the broader credit markets, the Company’s asset quality metrics remained satisfactory at June 30, 2008, with non-performing assets as a percentage of total assets of 71 basis points, up from 41 basis points at June 30, 2007 and 55 basis points at December 31, 2007. Non-performing assets totaled $10.7 million at June 30, 2008, of which $2.7 million relates to the aforementioned residential subdivision that was foreclosed in August 2007. The other major component of the Company’s non-performing assets is a $2.4 million construction lending relationship involving multiple properties. This relationship is down from $2.6 million at March 31 as the result of two lot sales during the second quarter.

The second quarter provision for loan losses was $1.1 million compared to $150,000 for the same period in 2007. The growth of the loan portfolio, especially in the C&I segment, was the primary reason for the increase. The allowance for loan losses increased by $877,000, or 9.3%, during the second quarter of 2008 and represented 1.03% of loans at June 30, 2008 compared to 1.00% at December 31, 2007. The allowance was 128.69% of non-performing loans at June 30, 2008. Said Bottomley, “Our large provision for the quarter relates directly to the continued growth of our loan portfolio rather than any deterioration in asset quality. Additions to our nonperforming loans during the second quarter were centered primarily on two well collateralized loans on which no loss is expected”.

Deposits increased by $45.1 million, or 4.5%, to $1,043.3 million at June 30, 2008 compared to $998.1 million at December 31, 2007. The largest increase was experienced in the Company’s money market category. The Company’s Rewards Checking (a retail checking product) and Snap Deposit (our commercial remote deposit capture initiative) product promotions continue to gain acceptance as well. The Company continues to benefit from the current rate environment as some of the more aggressive local product promotions and pricing initiatives have subsided. Despite the decline in short-term interest rates, the Company has experienced some reasonable success at raising “in market” deposit balances. Advances from the Federal Home Loan Bank of Boston (FHLBB) increased by $19.5 million, or 13.4% at June 30, 2008 compared to December 31, 2007. The Company chose to take advantage of the lower rate environment and offset some outflows in higher cost deposits with some attractively priced FHLB advances.

Company Profile

Danvers Bancorp, Inc. is the holding company for Danversbank, a Massachusetts-chartered savings bank headquartered in Danvers, Massachusetts. Originally founded in 1850 as a Massachusetts-chartered mutual savings bank, we have grown to $1.5 billion in assets through acquisitions and internal growth, including de novo branching. We conduct business from our main office located at One Conant Street, Danvers, Massachusetts, and our 15 other branch offices located in Andover, Beverly, Boston, Chelsea, Danvers, Malden (2), Middleton, Peabody, Reading, Revere, Salem, Saugus, Wilmington, and Woburn, Massachusetts. Our business consists primarily of making loans to our customers, including commercial and industrial, commercial real estate loans, owner-occupied residential mortgages and consumer loans, and investing in a variety of investment securities. We fund these lending and investment activities with deposits from our customers, funds generated from operations and selected borrowings. We also provide non-deposit investment products and services, cash management, debit and credit card products and online banking services. Additional information about the Company and its subsidiaries is available at www.danversbank.com.

Forward Looking Statements

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. As a result, actual results may differ from those contemplated by these statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,’ and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes and the risk factors described in the Company’s December 31, 2007 Form 10-K, issued March 28, 2008, that adversely affect the business in which Danvers Bancorp is engaged and changes in the securities market. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and the associated conference call. The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

DANVERS BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2008	2007
	(In thousands)
ASSETS
Cash and cash equivalents	$66,028	$65,862
Securities available for sale	363,946	406,715
Loans held for sale	224	—
Loans	1,000,156	908,497
Less allowance for loan losses	(10,320)	(9,096)
Loans, net	989,836	899,401
Federal Home Loan Bank stock, at cost	10,870	10,021
Premises and equipment, net	22,366	19,706
Bank-owned life insurance	24,265	23,665
Other real estate owned	2,728	3,513
Accrued interest receivable	6,665	6,862
Deferred tax asset, net	6,492	5,908
Other assets	13,931	6,650
	$1,507,351	$1,448,303

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Demand deposits	$128,663	$124,040
Savings and NOW accounts	182,518	171,353
Money market accounts	405,815	337,847
Term certificates over $100,000	200,874	228,793
Other term certificates	125,403	136,115
Total deposits	1,043,273	998,148
Stock subscriptions	—	162,859
Short-term borrowings	30,053	23,800
Long-term debt	164,505	145,042
Subordinated debt	29,965	29,965
Accrued expenses and other liabilities	10,325	14,993
Total liabilities	1,278,121	1,374,807

Stockholders’ equity:
Preferred stock; $0.01 par value, 10,000,000 shares authorized; none issued and outstanding.	—	—
Common stock, $0.01 par value, 60,000,000 shares authorized; 17,842,500 and 0 shares issued at June 30, 2008 and December 31, 2007, respectively.	178	—
Additional paid-in capital	174,420	—
Retained earnings	68,499	71,213
Accumulated other comprehensive income	110	2,283
Unearned compensation - ESOP, 1,397,663 shares and 0 shares at June 30, 2008 and December 31, 2007, respectively.	(13,977)	—
Total stockholders’ equity	229,230	73,496
	$1,507,351	$1,448,303

DANVERS BANCORP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(Dollars in thousands)
Interest and dividend income:
Interest and fees on loans	$15,798	$16,236	$31,418	$31,754
Interest on debt securities:
Taxable	4,888	3,184	9,680	6,148
Non-taxable	194	138	383	215
Dividends on equity securities	102	175	210	361
Interest on cash equivalents	155	67	683	258
Total interest and dividend income	21,137	19,800	42,374	38,736

Interest expense:
Interest on deposits:
Savings and NOW accounts	551	345	1,211	605
Money market accounts	2,695	3,347	6,024	6,610
Term certificates	3,321	4,146	7,594	8,498
Interest on short-term borrowings	198	250	319	419
Interest on long-term debt and subordinated debt	2,283	2,354	4,612	4,753
Total interest expense	9,048	10,442	19,760	20,885
Net interest income	12,089	9,358	22,614	17,851
Provision for loan losses	1,075	150	1,675	225
Net interest income, after provision for loan losses	11,014	9,208	20,939	17,626

Non-interest income:
Service charges on deposits	656	669	1,286	1,215
Loan servicing fees	52	63	111	129
Gain on sales of loans	35	82	96	173
Net gain (loss) on sales of securities	141	—	913	(16)
Net increase in cash surrender value of bank-owned life insurance	241	188	600	445
Other operating income	510	389	914	696
Total non-interest income	1,635	1,391	3,920	2,642

Non-interest expenses:
Salaries and employee benefits	5,604	5,290	15,640	10,733
Occupancy	1,185	1,084	2,495	2,174
Equipment	794	710	1,547	1,360
Outside services	269	140	551	273
Contribution to the Danversbank Charitable Foundation	—	—	6,850	—
Other real estate owned expense	892	—	1,686	—
Other operating expense	1,992	1,696	3,624	3,360
Total non-interest expenses	10,736	8,920	32,393	17,900
Income before provision for income taxes	1,913	1,679	(7,534)	2,368
Provision for income taxes	1,371	328	(4,820)	488
Net income	$542	$1,351	$(2,714)	$1,880

Weighted-average shares outstanding:
Basic	16,433,139	N/A	N/A	N/A
Diluted	16,433,139	N/A	N/A	N/A

Earnings per share:
Basic	$0.03	N/A	N/A	N/A
Diluted	$0.03	N/A	N/A	N/A

DANVERS BANCORP, INC.

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Three Months Ended
	June 30, 2008				June 30, 2007
	Average Outstanding Balance		Interest Earned/ Paid	Average Yield/ Rate (1)	Average Outstanding Balance		Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents	$19,933		$155	3.11%	$3,910		$67	6.85%
Debt securities: (2)
U.S. Government	2,083		22	4.22	2,941		34	4.62
Government Sponsored Enterprises	174,698		2,112	4.84	190,416		2,094	4.40
Mortgage-backed	221,759		2,750	4.96	82,478		1,054	5.11
Municipal bonds	19,068		194	4.07	13,755		138	4.01
Other	307		4	5.21	354		2	2.26
Equity securities	11,366		102	3.59	10,476		175	6.68
Real estate mortgages (3)	571,348		9,035	6.33	562,309		10,094	7.18
C&I loans (3)	351,522		5,952	6.77	257,354		5,417	8.42
IRB’s (3)	51,247		622	4.85	42,855		525	4.90
Consumer loans (3)	9,439		189	8.01	10,173		200	7.86
Total interest-earning assets	1,432,770		21,137	5.90	1,177,021		19,800	6.73
Allowance for loan losses	(9,720)				(10,445)
Total earning assets less allowance for loan losses	1,423,050				1,166,576
Non-interest-earning assets	101,510				78,374
Total assets	$1,524,560				$1,244,950

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$182,872		551	1.21	$166,423		345	0.83
Money market accounts	418,972		2,695	2.57	325,156		3,347	4.12
Term certificates (4)	330,434		3,321	4.02	343,353		4,146	4.83
Total deposits	932,278		6,567	2.82	834,932		7,838	3.76
Borrowed funds:				—
Short-term borrowings	45,449		198	1.74	39,954		250	2.50
Long-term debt	159,628		1,745	4.37	147,698		1,692	4.58
Subordinated debt	29,965		538	7.18	29,965		662	8.84
Total Interest-bearing liabilities	1,167,320		9,048	3.10	1,052,549		10,442	3.97
Non-interest-bearing deposits	125,416				117,449
Other non-interest bearing liabilities	393				8,545
Total non-interest-bearing liabilities	125,809				125,994
Total liabilities	1,293,129				1,178,543
Retained earnings	231,431				66,407
Total liabilities and retained earnings	$1,524,560				$1,244,950

Net interest income			$12,089				$9,358
Net interest rate spread (5)				2.80%				2.76%
Net interest-earning assets (6)	$265,450				$124,472
Net interest margin (7)				3.38%				3.18%
Ratio of interest-earning assets to total interest-bearing liabilities	1.23	x			1.12	x

(1)	Yields are annualized.
(2)	Average balances are presented at average amortized cost.
(3)	Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(4)	Term certificates include brokered and non-brokered CDs.
(5)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities at the period indicated.
(6)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7)	Net interest margin represents net interest income divided by average total interest-earning assets.

DANVERS BANCORP, INC.

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Six Months Ended
	June 30, 2008				June 30, 2007
	Average Outstanding Balance		Interest Earned/ Paid	Average Yield/ Rate(1)	Average Outstanding Balance		Interest Earned/ Paid	Average Yield/ Rate(1)
	(Dollarsinthousands)
Interest-earning assets:
Interest-earning cash equivalents	$44,142		$683	3.09%	$8,721		$258	5.97%
Debt securities: (2)
U.S. Government	2,042		45	4.41	2,685		62	4.66
Government Sponsored Enterprises	178,128		4,307	4.84	204,734		4,287	4.22
Mortgage-backed	209,039		5,319	5.09	66,881		1,788	5.39
Municipal bonds	18,831		383	4.07	10,756		215	4.03
Other	317		9	5.68	390		11	5.69
Equity securities	11,029		210	3.81	10,492		361	6.94
Real estate mortgages (3)	565,553		18,098	6.40	551,383		19,747	7.22
C&I loans (3)	331,587		11,734	7.08	259,794		10,617	8.24
IRB’s (3)	49,145		1,205	4.90	41,120		997	4.89
Consumer loans (3)	9,398		381	8.11	10,175		393	7.79
Total interest-earning assets	1,419,211		42,374	5.97	1,167,131		38,736	6.69
Allowance for loan losses	(9,478)				(10,383)
Total earning assets less allowance for loan losses	1,409,733				1,156,748
Non-interest-earning assets	97,477				76,178
Total assets	$1,507,210				$1,232,926

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$179,542		1,211	1.35	$161,281		605	0.76
Money market accounts	402,571		6,024	2.99	319,515		6,610	4.17
Term certificates (4)	350,738		7,594	4.33	350,183		8,498	4.89
Total deposits	932,851		14,829	3.18	830,979		15,713	3.81
Borrowed funds:				—
Short-term borrowings	36,163		319	1.76	36,242		419	2.33
Long-term debt	152,534		3,434	4.50	149,620		3,429	4.62
Subordinated debt	29,965		1,178	7.86	29,965		1,324	8.91
Total Interest-bearing liabilities	1,151,513		19,760	3.43	1,046,806		20,885	4.02
Non-interest-bearing deposits	145,999				112,412
Other non-interest bearing liabilities	3,260				9,023
Total non-interest-bearing liabilities	149,259				121,435
Total liabilities	1,300,772				1,168,241
Retained earnings	206,438				64,685
Total liabilities and retained earnings	$1,507,210				$1,232,926

Net interest income			$22,614				$17,851
Net interest rate spread (5)				2.54%				2.67%
Net interest-earning assets (6)	$267,698				$120,325
Net interest margin (7)				3.19%				3.08%
Ratio of interest-earning assets to total interest-bearing liabilities	1.23	x			1.11	x

(1)          Yields are annualized.

(2)          Average balances are presented at average cost.

(3)          Average loans include non-accrual loans and are net of average deferred loan fees/costs.

(4)          Term certificates include brokered and non-brokered CDs.

(5)          Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities at the period indicated.

(6)          Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(7)          Net interest margin represents net interest income divided by average total interest-bearing assets.

DANVERS BANCORP, INC.

SELECTED FINANCIAL RATIOS AND OTHER DATA

(Unaudited)

At or For the Three Months	At or For the Six Months
Ended June 30,	Ended June 30,
2008	2007	2008	2007

Performance Ratios:

Return on assets (ratio of income to average total assets) (1)	0.14%	0.43%	-0.36%	0.31%
Return on equity (ratio of income to average equity) (1)	0.94%	8.14%	-2.63%	5.86%
Net interest rate spread (1) (2)	2.80%	2.76%	2.54%	2.67%
Net interest margin (1) (3)	3.38%	3.18%	3.19%	3.08%
Efficiency Ratio (4)	78.01%	82.71%	121.86%	87.06%
Non-interest expenses to average total assets (1)	2.82%	2.87%	4.30%	2.93%
Average interest-earning assets to interest bearing liabilities	1.23	x	1.12	x	1.23	x	1.11	x

Asset Quality Ratios:

Non-performing assets to total assets	0.71%	0.41%	0.71%	0.41%
Non-performing loans to total loans	0.80%	0.61%	0.80%	0.61%
Allowance for loan losses to non-performing loans	128.69%	197.80%	128.69%	197.80%
Allowance for loan losses to total loans	1.03%	1.20%	1.03%	1.20%

Capital Ratios:

Risk-based capital (to risk-weighted assets)	24.35%	11.58%	24.35%	11.58%
Tier 1 risk-based capital (to risk-weighted assets)	23.41%	9.94%	23.41%	9.94%
Tier 1 leverage capital (to average assets)	17.07%	7.28%	17.07%	7.28%
Retained earnings to total assets	15.28%	5.22%	15.28%	5.22%
Average retained earnings to average assets	15.18%	5.33%	13.70%	5.25%

(1)	Ratios for the three and six months ended June 30, 2008 and 2007 are annualized.
(2)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(4)

The efficiency ratio represents non-interest expense for the period minus expenses related to the amortization of intangible assets divided by the sum of net interest income (before the loan loss provision) plus non-interest income.